                    CODE OF ETHICS - REVISED AUGUST 1, 2003

[Logo] COLUMBIA MANAGEMENT GROUP

       A FLEETBOSTON FINANCIAL COMPANY

       Subsidiaries and Funds


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               CMG FAMILY OF FUNDS
               -------------------
               THE GALAXY FUNDS
               THE COLUMBIA FUNDS
               THE LIBERTY FUNDS
               THE LIBERTY ALL-STAR FUNDS
               THE CMG FUNDS
               COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

               CMG INVESTMENT ADVISORS
               -----------------------
               COLUMBIA MANAGEMENT ADVISORS, INC. ("CMA")
               LIBERTY ASSET MANAGEMENT COMPANY ("LAMCO")
               COLONIAL ADVISORY SERVICES, INC. ("CASI")
               CRABBE HUSON GROUP, INC. ("CRABBE")

               CMG DISTRIBUTORS
               ----------------
               COLUMBIA FINANCIAL CENTER INCORPORATED
               LIBERTY FUNDS DISTRIBUTOR, INC.

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         Table of Contents
                                                                           Page
OVERVIEW AND DEFINITIONS
         Overview                                                             1
         Things You Need to Know  to Use This Code                            2
         Definitions                                                         3-4

PART     STATEMENT OF GENERAL PRINCIPLES
 I       1. Prohibition on Use of Material Nonpublic Information              5
         2. Restriction on Receipt of Gifts By Employees                      5
         3. Compliance with the Spirit of the Code                            5

PART     PROHIBITED TRANSACTIONS AND ACTIVITIES
 II      A. Prohibition of Fraud, Deceit Etc by Access Person                 7
         B. Prohibition on Trading Securities Being Purchased, Sold or
            Considered for a Fund                                             7
         C. Trading Restrictions Applicable to ALL Access Persons             7
            1. Pre-clearance of Transactions                                  8
            2. Equity Restricted List                                         8
            3. Initial Public Offerings                                       8
         D. Trading Restrictions Applicable to Investment Persons             8
            3. Private Placements                                             8
            4. Five-day Blackout Period                                       8
            5. Short-term Trading                                             8
         E. Exempt Transactions                                               9
         F. Restriction on Service as Director                               10
         G. Other Restrictions for specific sub-groups                       10
         H. Penalties for Non-Compliance                                     10

PART     ADMINISTRATION AND REPORTING REQUIREMENTS
III      Annual Code Distribution and Certification of Compliance            11
         Reporting Requirements for Access Persons                           11
         1. Duplicate Confirmations and Account Statements                   11
         2. Initial and Annual Disclosure of Personal Holdings               11
         3. Quarterly Transaction Reports                                    12
         4. Annual Holdings Reports                                          12
         5. Report to the Boards of Directors/Trustees                       13
         6. Review of Securities Transactions and Holding Reports            13

APPENDICES:
         Appendix A  List of Covered Companies and Their Code Officers       14
         Appendix B  Standard for Sub-Advisers That Want to Operate
                     Under Their Own Code of Ethics                          15
         Appendix C  Beneficial Ownership                                  16-17
         Appendix D  Insider Trading Policy                                  18
         Appendix E  Pre-clearance Procedures                              19-20
         Appendix F  Exceptions to the Short-term Trading Ban                21
         Appendix G  Approved Indices                                        22
         Appendix H  Sanction Schedule                                       23
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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                              COLUMBIA MANAGEMENT GROUP, INC.
                                  SUBSIDIARIES AND FUNDS

                                      CODE OF ETHICS
                                  Revised August 1, 2003

                      OVERVIEW

                      This is the Code of Ethics for:

                      o The CMG Family of Funds (consisting of The Galaxy
                        Funds, The Liberty Funds, The Liberty All-Star Funds, The CMG Funds, The Columbia Funds, and Columbia Management Multi-Strategy Hedge Fund, LLC);

                      o All of the direct or indirect subsidiaries of Columbia
                        Management Group, Inc. (CMG) listed in APPENDIX A that act as adviser, sub-adviser, or principal underwriter for any CMG Family of Funds. These are called the CMG Companies

                      In this Code:

                      o The subsidiaries of CMG are called the "CMG COMPANIES";

                      o The investment companies are called the "CMG FAMILY OF
                        FUNDS," and

                      o All non-Fund advisory and sub-advisory clients of the
                        Columbia Management Group Companies are called "Clients." In this Code, "CLIENT ACCOUNT" or "CMG ACCOUNT" refers to assets managed by a Columbia Management Group Company as adviser or sub-adviser for a Client.

                      This Code also applies to every Sub-Adviser to any of the CMG FAMILY OF FUNDS that is not a subsidiary of CMG, except Sub-Advisers that the Board of Trustees/Directors of the relevant Funds have authorized to operate under their own Codes of Ethics under the standards explained in Appendix B to this Code of Ethics.

                      In this Code, the CMG COMPANIES, the CMG FAMILY OF FUNDS, and CMG FAMILY OF FUNDS sub-advisers that are not CMG Companies and have not been authorized to operate under their own codes ("Unaffiliated Sub-Advisers") are called "COVERED COMPANIES." This Code applies to all board members, officers and employees of all COVERED COMPANIES.

                      This Code is designed to protect the CMG FAMILY OF FUNDS and CLIENTS against improper securities trading for the accounts of certain people who are associated with the COVERED COMPANIES.

                      The Code protects the CMG FAMILY OF FUNDS and CLIENTS in the following ways:
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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                      o it prohibits certain activities by EMPLOYEES, officers
                        and board members of the COVERED COMPANIES that involve the potential for conflicts of interest (Part I);

                      o it prohibits certain kinds of PERSONAL SECURITIES
                        TRADING by ACCESS PERSONS (Part II); and

                      o it requires ACCESS PERSONS to report their securities
                        holdings and transactions, so they can be reviewed for conflicts with the investment activities of CMG FAMILY OF FUNDS and CMG ACCOUNTS (Part III).

--------------------
NOTE:                 THINGS YOU NEED TO KNOW TO USE THIS CODE

If you are an         This Code is divided as follows:
INVESTMENT PERSON,    o Overview and Definitions
you are
automatically an      o PART I      STATEMENT OF GENERAL PRINCIPLES: APPLIES TO
ACCESS PERSON as                    ALL EMPLOYEES (ACCESS AND NON-ACCESS) AND
well, so you must                   BOARD MEMBERS
comply with both the
ACCESS PERSON         o PART II     PROHIBITED TRANSACTIONS AND ACTIVITIES:
provisions and the                  APPLIES TO ACCESS PERSONS ONLY
INVESTMENT PERSON
provisions.           o PART III    ADMINISTRATION AND REPORTING REQUIREMENTS:
                                    APPLIES TO ACCESS PERSONS ONLY
If you are a
DISINTERESTED         o APPENDICES:
DIRECTOR/TRUSTEE,
you are               Appendix A    List of Covered Companies and Their Code
automatically an                    Officers
ACCESS PERSON, but    Appendix B    Standards for Fund Sub-Advisers That Want
only a few                          to Operate Under Their Own Codes of Ethics
provisions of this    Appendix C    Beneficial Ownership
Code apply to you.    Appendix D    Insider Trading Policy
See the definition    Appendix E    Pre-Clearance Procedures
of DISINTERESTED      Appendix F    Exceptions to the Short-term trading ban
DIRECTOR/TRUSTEE on   Appendix G    Indices
Page 4 of this Code   Appendix H    Sanctions Schedule
for a list of the
provisions that       PART I of this Code applies to all personnel of all
apply to you.         COVERED COMPANIES.

If you are an         To understand what other parts of this Code apply to you,
interested            you need to know whether you fall into one or more of
director/trustee,     these categories:
but not an employee
of a CMG Company,     o ACCESS PERSON, (INCL. INTERESTED DIRECTOR/TRUSTEE -
you are an Access       SEE LEFT INSERT)
Person but your       o INVESTMENT PERSON and/or
reporting             o DISINTERESTED DIRECTOR/TRUSTEE.
obligations in Part
III are more          If you don't know which category you belong to, ask the
limited.              CODE OFFICER of your COVERED COMPANY. Each COVERED
                      COMPANY'S CODE OFFICER is listed on Appendix C to this
--------------------  Code.

                      ACCESS PERSONS AND INVESTMENT PERSONS SHOULD PAY
                        PARTICULAR ATTENTION TO PARTS II AND III OF THIS CODE
                        IN ADDITION TO PART I.
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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                      DEFINITIONS

                      Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms below.

                      THESE TERMS HAVE SPECIAL MEANINGS IN THE CODE OF ETHICS:

                      o "ACCESS PERSON" means (i) any board member or officer
                        of a COVERED COMPANY, (ii) any EMPLOYEE of a COVERED COMPANY who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a CMG FAMILY FUND or CLIENT ACCOUNT or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (iii) any natural person in a control relationship to a COVERED COMPANY who obtains information concerning recommendations made to the CMG FAMILY FUND or CLIENT ACCOUNT with regard to the purchase or sale of a security. The CODE OFFICER of each COLUMBIA MANAGEMENT GROUP COMPANY shall maintain a list of EMPLOYEES deemed to be ACCESS PERSONS for purposes of this Code.

                      o A security is "BEING CONSIDERED FOR PURCHASE OR SALE"
                        when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                      o "BENEFICIAL OWNERSHIP" means "any person who, directly
                        or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities." Beneficial ownership includes accounts of a spouse, minor children and relatives resident in the home of the ACCESS PERSON, as well as accounts of another person if the ACCESS PERSON obtains there from benefits substantially equivalent to those of ownership. For additional information, see APPENDIX C.

                      o "CMG" refers to Columbia Management Group, Inc. It's
                        direct and indirect susidiaries are referred to as the "CMG COMPANIES".

                      o "CMG FAMILY OF FUNDS" means all of the funds and fund
                        families listed under that heading in APPENDIX A, each referred to as a "CMG FAMILY FUND".

                      o "CONTROL" shall have the same meaning as that set forth
                        in Section 2(a)(9) of the 1940 Act.

                      o "COVERED COMPANIES" means each organization listed on
                        APPENDIX A.

                      o "COVERED SECURITY" means anything that is considered a
                        "security" under the Investment Company Act of 1940, except:

                      1. Direct obligations of the U.S. Government.
                      2. Bankers' acceptances, bank certificates of deposit,
                         commercial paper and high quality short-term debt instruments, including repurchase agreements.
                      3. Shares of open-end investment companies that are
                         registered under the Investment Company Act (mutual funds).

                      This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                      1. Options on securities, on indexes and on currencies.
                      2. Investments in all kinds of limited partnerships.
                      3. Investments in foreign unit trusts and foreign mutual
                         funds.
                      4. Investments in private investment funds, hedge funds
                         and investment clubs.

                      If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ask your CODE OFFICER.

                      o "DISINTERESTED DIRECTOR/TRUSTEE" means a board member
                        of any CMG FAMILY FUND who is not an "interested person" of the Funds under the Investment Company Act of 1940, and who is subject to this Code only because of being a board member of one or more Funds.

                      If you are a DISINTERESTED DIRECTOR/TRUSTEE, you are subject to only these parts of the Code:

                      - Part I (General Principles)
                      - Part II (A) (Prohibition of Fraud, Etc.)
                      - Part II (B) (Prohibition on Trading COVERED SECURITIES Being Purchased, Sold or Considered for the Funds) (as limited by Part II(B))--but only as to transactions where you know (or should have known) that the COVERED SECURITY was being purchased or sold (or considered for purchase or sale) by a Fund.

                      - Part III 3(B) (Quarterly Transaction Reporting)--but only if, during the calendar quarter, you bought or sold a COVERED SECURITY and you knew (or, in the ordinary course of fulfilling your official duties as Fund board member, you should have known) that, during the 15-day period immediately before or after you purchased or sold the COVERED SECURITY:

--------------------
IMPORTANT:            o a Fund of which you are a board member purchased or
                      sold that COVERED SECURITY, or
If you have any
doubt or question     o the adviser or sub-advisers of a Fund of which you are
about whether an      a board member considered purchasing or selling that
investment, account   COVERED SECURITY for the Fund.
or person is covered
by any of these       o "EMPLOYEE" means any employee or officer of a COVERED
definitions, ask      COMPANY. Employee does not include a DISINTERESTED
your CODE OFFICER.    DIRECTOR/TRUSTEE of a CMG FAMILY FUND. The CMG Legal
Don't just guess at   Department maintains a list of directors/trustees of the
the answer.           CMG Companies and CMG Family of Funds.
--------------------
                      o "FAMILY HOLDINGS" and "FAMILY/HOUSEHOLD MEMBER" - defined in Appendix C.

                      o "INVESTMENT PERSON" refers to an ACCESS PERSON who is also:

                      o CMG Portfolio Manager
                      o CMG Regional Investment Adviser
                      o Trader
                      o Research Analyst
                      o Members of CMG Senior Management, as designated by the
                        Code Officer
                      o Employee of Trading Operations
                      o Other employees as designated as designated by the Code
                        Officer

                      o "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a security.

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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

PART                  STATEMENT OF GENERAL PRINCIPLES
 I                    This Section Applies to All Employees and All Board
                      Members of Each Covered Company.

                      THE RELATIONSHIP WITH OUR CLIENTS IS FIDUCIARY IN NATURE. THIS MEANS THAT YOU ARE ALWAYS REQUIRED TO PUT THE INTERESTS OF OUR CLIENTS BEFORE YOUR PERSONAL INTERESTS.

                      This Code is based on the principle that all officers, directors and employees of each COVERED COMPANY are required to conduct their personal securities transactions in a manner that does not interfere with the portfolio transactions of, or take unfair advantage of their relationship with, a COVERED COMPANY. This fiduciary duty is owed to both our advisory CLIENTS and to the CMG FAMILY OF FUNDS.

                      YOU SHOULD AVOID SITUATIONS THAT PRESENT ACTUAL AS WELL AS POTENTIAL CONFLICTS OF INTEREST. YOU MAY NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION.

                      It is imperative that all officers, directors and employees avoid situations that might compromise or call into question their exercise of independent judgment in the interest of the CMG FAMILY OF FUNDS and CLIENT ACCOUNTS. Areas of concern relating to independent judgment include, among others, unusual or limited investment opportunities, perks, and gifts of more than DE MINIMIS value from persons doing or seeking to do business with a COVERED COMPANY.

                      ALL EMPLOYEES AND BOARD MEMBERS MUST ADHERE TO THE SPECIFIC REQUIREMENTS SET FORTH IN THIS CODE, INCLUDING THE REQUIREMENTS RELATED TO PERSONAL SECURITIES TRADING.

                   1. PROHIBITION ON USE OF MATERIAL NONPUBLIC INFORMATION
                      INSIDER TRADING POLICY

                      All EMPLOYEES and Board Members of each COVERED COMPANY shall comply with the Columbia Management Group's Insider Trading Policy, WHICH PROHIBITS ANY PERSON FROM PURCHASING OR SELLING A SECURITY WHILE IN POSSESSION OF RELATED MATERIAL NON-PUBLIC INFORMATION OR COMMUNICATING SUCH INFORMATION TO OTHERS WHO MAY THEN TRADE IN THE RELEVANT SECURITIES. SEE APPENDIX D.

                   2. RESTRICTION ON RECEIPT OF GIFTS BY EMPLOYEES

                      EMPLOYEES are prohibited from receiving, either directly or indirectly, any gifts in excess of $100 per item or in the aggregate during any 12-month period, from any party doing or seeking to do business withs a COVERED COMPANY; the receipt of any entertainment from any company with which a Fund has current or prospective business dealings is prohibited, unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety.

                   3. COMPLIANCE WITH THE SPIRIT OF THE CODE

                      CMG recognizes that sound, responsible Personal Securities Trading by its personnel is an appropriate activity when it is not excessive in nature and done in a prudent manner.

                      However, CMG will not tolerate personal trading activity which is inconsistent with our duties to our clients or which injures the reputation and professional standing of our organization. Therefore, technical compliance with the specific requirements of this Code, within the spirit of placing the interest of our clients before our personal interests, does not automatically insulate you from liability for a review of your trades that show a pattern of abuse or breach of an individual's fiduciary duty.
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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                      In rare instances, the CODE OFFICER of each COVERED COMPANY has the authority to grant written waivers of the provisions of this Code for personnel of a COVERED COMPANY. It is expected that this authority will be exercised only in rare instances. The CODE OFFICER may consult with the Legal Department prior to granting any such waivers. SEC mandated provisions of the Code cannot be waived at any time.


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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

PART                  PROHIBITED TRANSACTIONS AND ACTIVITIES
 II                   This Section Applies to Access Persons

                   A. PROHIBITION ON FRAUDULENT AND DECEPTIVE ACTS

                      The Investment Advisers Act makes it unlawful for any investment adviser, directly or indirectly, to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons. The Investment Company Act of 1940 makes it unlawful for any director, trustee, officer or employee of an investment adviser of an investment company (as well as certain other persons), in connection with the purchase and sale by such person of a security "held or to be acquired" by the investment company (the "Fund"):

                      1. To employ any device, scheme or artifice to defraud
                         the Fund;

                      2. To make to the Fund any untrue statement of a material
                         fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                      3. To engage in any act, practice, or course of business
                         which operates or would operate as a fraud or deceit upon the Fund; or

                      4. To engage in any manipulative practice with respect to
                         the Fund.

                   B. PROHIBITION ON TRADING SECURITIES BEING PURCHASED,
                      SOLD OR CONSIDERED FOR ANY CMG FUND OR CLIENT ACCOUNT:

                      Except as permitted in SECTION E below, no ACCESS PERSON shall purchase or sell, directly or indirectly, any COVERED SECURITY in which such person had, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP and which he or she knows (or, in the case of transactions by an INVESTMENT PERSON, such INVESTMENT PERSON should have known) at the time of such purchase or sale:

                      o is being considered for purchase or sale by a CMG
                        FAMILY FUND or CLIENT ACCOUNT; or

                      o is being purchased or sold by a CMG FAMILY FUND or
                        CLIENT ACCOUNT.

                      For purposes of this prohibition:

                      o A COVERED SECURITY is "being purchased or sold" by a
                        CMG FAMILY FUND or a CLIENT ACCOUNT from the time when an instruction to purchase or sell the COVERED SECURITY for the CMG FAMILY FUND or CLIENT ACCOUNT has been communicated to the person who places the buy or sell orders for the CMG FAMILY FUND or CLIENT ACCOUNT until the time when the purchase or sale transaction or program has been fully completed or cancelled.

                      o The CMG FAMILY OF FUNDS and CMG recognize that, except
                        in unusual circumstances, the DISINTERESTED
                        DIRECTORS/TRUSTEES neither will know nor should know what COVERED SECURITIES are being purchased or sold (or being considered for purchase or sale) by the CMG Funds.

                   C. TRADING RESTRICTIONS APPLICABLE TO ALL ACCESS PERSONS
                      (EXCEPT DISINTERESTED DIRECTORS/TRUSTEES, AND PERSONNEL FROM LAMCO (NOTWITHSTANDING THEIR EMPLOYMENT BY CMA, BECAUSE OF THE NATURE OF THEIR ACTIVITIES).

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                                       7
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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                      1. PRE-CLEARANCE OF TRANSACTIONS. ACCESS PERSONS of each
                         COVERED COMPANY must pre-clear transactions in COVERED SECURITIES in which they have BENEFICIAL OWNERSHIP, in accordance with any pre-clearance procedures in effect prior to effecting the transactions. SEE APPENDIX E for pre-clearance procedures and any exemptions in Section E below, to determine whether a transaction is subject to the pre-clearance requirement. (NOTE: LAMCO EMPLOYEES ARE EXEMPT FROM PRE-CLEARANCE).

                         ------------------------------------------------------
                         NOTE: PRE-CLEARANCE REQUESTS/APPROVALS ARE VALID 24 HOURS FROM THE TIME OF APPROVAL.
                         ------------------------------------------------------

                      2. EQUITY RESTRICTED LIST.
                         When an Equity analyst of CMA initiates coverage or changes a rating on a Covered Security, the security is put on a restricted list valid for 48 hours. No CMA Access Person shall be granted pre-clearance in such security while active on the list.

                      3. INITIAL PUBLIC OFFERINGS (IPOs). No ACCESS PERSON
                         shall acquire securities as part of an initial public offering under any circumstances.

                   D. ADDITIONAL TRADING RESTRICTIONS APPLICABLE TO
                      INVESTMENT PERSONS OF CMA.

                      1. PRIVATE PLACEMENTS.

                         No INVESTMENT PERSON shall purchase any securities issued in a private placement except with the prior written approval of the CODE OFFICER. In addition, any INVESTMENT PERSON who owns or has been authorized to acquire a security in a private placement is required to disclose annually that ownership and not play any role in a COVERED COMPANY'S subsequent investment decision regarding the issuer of the security.

                      2. FIVE-DAY BLACKOUT PERIOD.

                         No INVESTMENT PERSON shall purchase or sell any security within a period of five (5) business days before and after a purchase or sale by a CMG FUND or CLIENT ACCOUNT over which the INVESTMENT PERSON exercises investment discretion.

                         The blackout period restriction under this Section should not operate to the detriment of any CMG FAMILY FUND or CLIENT ACCOUNT. Therefore, if an INVESTMENT PERSON has executed a transaction in a security for his or her personal account and within five business days thereafter wishes to purchase or sell that security for a CMG FAMILY FUND or CLIENT ACCOUNT over which he or she exercises investment discretion, the INVESTMENT PERSON shall submit a written explanation, at the time of pre-clearance, to the CODE OFFICER describing the circumstances relating to the decision to trade the security for the account. Based on the specific circumstances and a determination that the INVESTMENT PERSON has not otherwise violated the Code of Ethics, including the Statement of General Principles in Part I, the CODE OFFICER may approve the trade by the CMG FAMILY FUND or CLIENT ACCOUNT and, in that case, the prior personal transaction by the INVESTMENT PERSON shall not be considered a violation of the five day black-out period restriction. The CODE OFFICER shall maintain a written record of the approval.

                         The five-day restriction DOES NOT APPLY to securities of an issuer that has a MARKET CAPITALIZATION OF $10 BILLION OR MORE at the time of the transactions; however, an INVESTMENT PERSON must pre-clear these trades as with any other personal trade.

                      3. SHORT-TERM TRADING.

                         Any profit realized by an INVESTMENT PERSON from any purchase and sale, or any sale and purchase, of any COVERED SECURITY (or its equivalent) within any period of 60 CALENDAR
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                                       8
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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                         DAYS or less shall inure to and be recoverable by the Covered Company for the benefit of a charitable organization (qualified under Section 501(c) of the Internal Revenue Code) of the Covered Company's choice..

                         Exceptions to the short-term trading ban may be requested in writing in advance and will generally only be granted in hardship cases by the CODE OFFICER, where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban. See examples of Exceptions in APPENDIX F.

                         The short-term trading ban restriction DOES NOT APPLY to securities of an issuer that has a MARKET CAPITALIZATION OF $10 BILLION OR MORE at the time of the transactions; however, an INVESTMENT PERSON must pre-clear these trades as with any other personal trade.

                   E. EXEMPT TRANSACTIONS.

                      The following types of transactions are not subject to the trading restrictions of SECTIONS B, C AND D of this Code of Ethics. However, they must be reported under the Reporting provisions of Part III of this Code:

                      1. Transactions in securities issued or guaranteed by the
                         US Government or its agencies or instrumentalities; bankers' acceptances; US bank certificates of deposit; commercial paper; and mutual fund shares (i.e., shares of open-end registered investment companies). (Exempt from reporting requirements in Part III).

                      2. Transactions in an issuer's dividend reinvestment
                         program (DRIP), or automatic investment plan;

                      3. Purchases effected upon the exercise of rights issued
                         by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                      4. Transactions which are non-volitional on the part of
                         either the Access Person or the Covered Company (e.g., stock splits, automatic conversions);

                      5. Transactions in options and securities based on
                         certain markets as listed on APPENDIX G, which may be amended from time to time by the Code Officer.

                      6. Transactions effected in any account over which the
                         Access Person has no direct or indirect influence or control (such as a blind trust), subject, however, to pre-approval of the CODE OFFICER in the case of certain accounts, as described in APPENDIX C;

                      7. Such other transactions as the CODE OFFICER shall
                         approve in his/her sole discretion, provided that the CODE OFFICER shall find that such transactions are consistent with the Statement of General Principles and applicable laws. The CODE OFFICER shall maintain a record of the approval and will communicate to the ACCESS PERSON'S manager(s).

                      8. Transactions in a discretionary managed account in
                         which a DISINTERESTED DIRECTOR/TRUSTEE has a beneficial interest, if all investment discretion is exercised by a third party, without any advance knowledge by the DISINTERESTED DIRECTOR/TRUSTEE of any of the transactions.

                      9. Securities issued by FleetBoston Financial and
                         affiliates.

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                                       9
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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                   F. RESTRICTION ON SERVICE AS DIRECTOR BY ACCESS PERSONS

                      ACCESS PERSONS, other than DISINTERESTED
                      DIRECTORS/TRUSTEES, are prohibited from serving on the boards of directors of publicly traded companies, absent a prior authorization from the CODE OFFICER and CMG SENIOR MANAGEMENT, based on a determination that the board service would not be inconsistent with the interests of any CMG FAMILY FUND or CLIENT ACCOUNT. This restriction shall not apply to ACCESS PERSONS serving on the board of directors or as a trustee of any CMG FAMILY FUND.

                   G. ADDITIONAL RESTRICTIONS FOR SPECIFIC SUB-GROUPS:
                      Specific sub groups in the organization may be subject to additional restrictions as determined by the Code Officer, because of their specific investment activities or their structure in the company. The Code Officer shall keep separate applicable procedures and communicate accordingly to these groups.

                   H. PENALTIES FOR NON-COMPLIANCE

                      Upon discovering a violation of this Code, the CMG ETHICS COMMITTEE, after consultation with the members of the Committee and the CODE OFFICER, may take any disciplinary action, as it deems appropriate, including, but not limited to, any or all of the following:

                        o Formal Written Warning (with copies to supervisor and
                          personnel file); Cash Fines;
                        o Disgorgement of Trading Profits;
                        o Ban on Personal Trading;
                        o Suspension;
                        o Termination of Employment

                      See the Sanctions schedule in APPENDIX H for details (subject to revision).

                      Although the Ethics Committee does not have the authority to sanction members of the Boards of the Funds for violations, it may take other appropriate actions, which may include a recommendation to the Board of the relevant Fund that the Board member be removed from office.

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                                      10

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

PART                  ADMINISTRATION AND
III                   REPORTING REQUIREMENTS
                      This Section Applies to Access Persons.

                      ANNUAL CODE DISTRIBUTION TO ALL EMPLOYEES

                      The most current CMG CODE OF ETHICS AND CERTIFICATION OF COMPLIANCE will be distributed to all EMPLOYEES and DISINTERESTED DIRECTORS/TRUSTEES on an annual basis.

                      REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

                   1. DUPLICATE CONFIRMATIONS AND ACCOUNT STATEMENTS.

                      Each ACCESS PERSON (excluding Directors/Trustees not employed by a CMG Company and excluding LAMCO employees) shall cause every broker with whom he or she maintains an account to provide duplicate confirmations and statements to the appropriate CMG COMPLIANCE DEPARTMENT for all COVERED SECURITIES transactions by the ACCESS PERSON. The CODE OFFICER shall make a list of ACCESS PERSONS and compile summaries of all trades entered and all transactions completed.

                      SUCH REPORTS SHALL INCLUDE:
                      o the NAME of the security;
                      o DATE of transaction;
                      o QUANTITY;
                      o PRICE;
                      o the ACCOUNT NUMBER the transaction was effected in
                      o the BROKER-DEALER through which the transaction was
                        effected.

                   2. INITIAL DISCLOSURE OF ALL PERSONAL HOLDINGS
                      (Not applicable to Disinterested Directors/Trustees.)

                      No later than 10 calendar days after you become an ACCESS PERSON, you must file with the CODE OFFICER A HOLDINGS REPORT. Copies of all Reporting Forms are available from the CODE OFFICER.

                      The HOLDINGS REPORT requires you to list all COVERED SECURITIES in which you have BENEFICIAL OWNERSHIP (including FAMILY HOLDINGS) on the date you become an ACCESS PERSON. It also requires you to list all brokers, dealers and banks where you maintained an account in which any securities (not just COVERED SECURITIES) were held for your direct or indirect benefit (including FAMILY HOLDINGS) on the date you became an ACCESS PERSON.

                      The INITIAL HOLDINGS REPORT also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and to your FAMILY/HOUSEHOLD MEMBERS and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

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                                      11

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03
                   3. QUARTERLY TRANSACTION REPORT

                      A. FOR ALL ACCESS PERSONS EXCEPT DISINTERESTED
                         DIRECTORS/TRUSTEES:

                      All ACCESS PERSONS will be required to provide the CMG COMPLIANCE DEPARTMENT with a completed QUARTERLY TRANSACTION REPORT NO LATER THAN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER.

                      The QUARTERLY TRANSACTION REPORT must contain, with respect to any transaction during the calendar quarter in a COVERED SECURITY BENEFICIALLY OWNED or FAMILY HOLDINGS, by the ACCESS PERSON:

                      (1) the DATE OF THE TRANSACTION, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;
                      (2) the NATURE OF THE TRANSACTION (i.e., purchase, sale or any other type of acquisition or disposition);
                      (3) the PRICE OF THE SECURITY at which the transaction was effected;
                      (4) the NAME OF THE BROKER, DEALER OR BANK with or through which the transaction was effected; and
                      (5) the ACCOUNT NUMBER that the transaction was effected in.
                      (6) the date that the report is submitted by the ACCESS PERSON.

                      (Note: Interested Directors/Trustees will attach copies of the confirms of each transactions effected during the reporting quarter to their quarterly transaction report)

                      B. FOR DISINTERESTED DIRECTORS/TRUSTEES:

                      If during any calendar quarter you, or an account in which you a had BENEFICIAL OWNERSHIP (or FAMILY HOLDINGS), had a transaction in a COVERED SECURITY at a time when you knew, or in the ordinary course of fulfilling your duties as a Fund Board Member should have known, that on the day of the transaction or within 15 days before or after the transaction a purchase or sale of the same class of securities was made or considered for the Fund, then, within 10 days after the end of that quarter, you must file with the CODE OFFICER of the Fund a QUARTERLY TRANSACTION REPORT.

                   4. ANNUAL HOLDINGS REPORT
                      (Not applicable to Disinterested Directors/Trustees.)

                      By JANUARY 30 of each year, you must file with the CODE OFFICER an ANNUAL HOLDINGS REPORT. A copy of the Annual Holdings Report Form may be obtained from the CODE OFFICER.

                      The ANNUAL HOLDINGS REPORT requires you to list all
                      COVERED SECURITIES in which you (or a FAMILY/HOUSEHOLD
                      MEMBER) had BENEFICIAL OWNERSHIP as of DECEMBER 31 of the
                      immediately preceding year. It also requires you to list
--------------------  all brokers, dealers and banks where you or Family
NOTE:                 HOLDINGS maintained an account in which ANY securities
                      (not just COVERED SECURITIES) were held for the direct or
Copies of all         indirect benefit of you or a FAMILY/HOUSEHOLD MEMBER on
reporting forms are   DECEMBER 31 of the immediately preceding year.
available from the
Code Officer.         (Note: Interested Director/Trustees will attach a copy of
--------------------  the year-end broker statement for each related account, to the annual holdings report)

                      The ANNUAL HOLDINGS REPORT also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and FAMILY HOLDINGS and that you

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                                      12
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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                      understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

                   5. REPORT TO THE BOARDS OF DIRECTORS/TRUSTEES.

                      On an annual basis, CMG shall prepare a written report to the management of CMG and the Boards of Directors/Trustees of the CMG FAMILY OF FUNDS that (1) describes any issues arising under the Code since the last report including, but not limited to, information about material violations of the Code and disciplinary action taken in response to the material violations; and
                      (2) certifies that each CMG COMPANY has adopted procedures reasonably necessary to prevent violations of the Code.

                      CMG shall present any material change(s) to the Code, to the Board of Directors/Trustees no later than six months after adoption of the material change.

                   6. REVIEW OF SECURITIES TRANSACTIONS AND HOLDING REPORTS

                      Each COVERED COMPANY shall maintain procedures designated to ensure that all securities transactions and holdings reports submitted by ACCESS PERSONS are reviewed by appropriate management or compliance personnel.


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                                      13

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                                   APPENDIX A
               List of Covered Companies and their Code officers,


-------------------------------------------------------------------------------
COVERED COMPANY                                       CODE OFFICER
-------------------------------------------------------------------------------
Columbia Management Advisors, Inc. (CMA)              Jean Bradley
                                                      Boston, MA
-------------------------------------------------------------------------------
Liberty Asset Management Co.                          Jean Bradley
(LAMCO)                                               Boston, MA
-------------------------------------------------------------------------------
Colonial Advisory Services, Inc. (CASI)               Jean Bradley
                                                      Boston, MA
-------------------------------------------------------------------------------
CMG Family of Funds:                                  Jean Bradley
The Galaxy Funds                                      Boston, MA
The Columbia Funds
The Liberty Funds
The Liberty All-Star Funds
The CMG Funds
Columbia Management Multi-Strategy Hedge
Fund, LLC
-------------------------------------------------------------------------------
Columbia Financial Center Incorporated                Jean Bradley
                                                      Boston, MA
-------------------------------------------------------------------------------
Liberty Funds Distributor, Inc. (LFDI)                Jean Bradley
                                                      Boston, MA
-------------------------------------------------------------------------------
Crabbe Huson Group, Inc.                              Lori Morla
                                                      Alternate: Tom Biesiadecki
                                                      Portland, OR
-------------------------------------------------------------------------------




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                                      14
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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                                            APPENDIX B
                      Standards for CMG Fund Sub-Advisers That Want to Operate
                                  Under Their Own Codes of Ethics

                      Every Sub-Adviser to any CMG FAMILY FUND is a COVERED COMPANY under this Code of Ethics, except for Sub-Advisers that operate under a separate Code of Ethics that (1) meets the requirements of Rule 17j-1 under the Investment Company Act; (2) has been submitted to the Board of Trustees of the relevant CMG FAMILY FUND(S); and
                      (3) the Board of Trustees has determined is satisfactory (which determination the Board of Trustees may revoke at any time upon notice to such Sub-Adviser). Each Sub-Adviser that so operates under a separate Code shall

                   o promptly report to the relevant CMG FAMILY FUND(S) in writing any material amendments to such Code;

                   o promptly furnish to the relevant CMG FAMILY FUND(S) or CMG upon request, copies of any reports made pursuant to such Code by any ACCESS PERSON of such Sub-Adviser; and

                   o immediately furnish to the CMG FAMILY OF FUNDS and CMG without request, all material information regarding any violation of such Code by any ACCESS PERSON of such Sub-Adviser who has any responsibilities with respect to the Sub-Adviser's provision of services to any CMG FAMILY FUND.


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                                      15

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                                            APPENDIX C
                                       Beneficial Ownership
                              Columbia Management Group Code of Ethics


                      For purposes of the Code of Ethics, the term "beneficial ownership" shall be interpreted in accordance with the definition of "BENEFICIAL OWNER" set forth in Rule 16a-l(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "beneficial owner" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."


                      The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations that might not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

                      SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"

                      Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit in an account over which you have influence or control, such as, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

                      Set forth below are some examples of how beneficial ownership may arise in different contexts.

                   o FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household ("FAMILY/HOUSEHOLD MEMBER") are presumed to be beneficially owned by you. Your "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

                   o PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company", the corporation's holdings of securities are attributable to you.

                   o TRUSTS. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

                   o ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

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                                      16
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                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                      SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"

                      For purposes of the Code of Ethics, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you, and who is not economically dependent upon you.

                      "INFLUENCE OR CONTROL"/ APPROVED BLIND TRUSTS

                      Transactions over which you have "no direct or indirect influence or control" are not subject to the Trading restrictions applicable to Access Persons in Part II of this Code of Ethics. To have "influence or control", you must have an ability to prompt, induce or otherwise affect transactions in the account. Like beneficial ownership, the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be where you, as a beneficiary of a revocable trust, have significant ongoing business and social relationships with the trustee of the trust. Examples of where influence or control does not exist would be a true blind trust, or securities held by a limited partnership in which your only participation is as a non-controlling limited partner. The determining factor in each case will be whether you have any direct or indirect influence or control over the securities account. ACCESS PERSONS with such blind trust or third party discretionary accounts shall have their account agreement and/or governing documents forwarded to the appropriate Code Officer for review prior to trading pursuant to this exemption. The account will only be exempt if the ACCESS PERSON initially, and on an annual basis thereafter, certifies that he or she maintains no control or influence over the account.

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                                      17

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                                           APPENDIX D
                                     Insider trading Policy
                        Prohibition on Use of Material Nonpublic Information

                      Generally, it is illegal to trade in securities while you are in possession of material nonpublic information that might affect the value of those securities or to transmit that information to others who trade in those securities. Because the law of insider trading involves a number of complex legal interpretations, every employee is required to confer with a CMG Compliance Director before entering into any securities transaction while in possession of material nonpublic information, whether for a client account or the employee's account. The CMG Compliance Director, in consultation with the FleetBoston Financial Corporate Law Department, will determine whether proceeding with the proposed transaction would involve substantial risks that the transactions would violate the law. Every EMPLOYEE must follow the procedures described below or risk serious disciplinary action including sanctions, dismissal, or substantial personal liability or criminal penalties, including jail sentences.

                      Before trading for yourself or others in the securities of a company about which you may have material nonpublic, or "inside information," ask yourself the following questions:

                      o IS THE INFORMATION MATERIAL? That is, information that
                        an investor would consider important in making an investment decision. Is this information that could affect the market price of the securities if generally disclosed to the public?

                      o IS THE INFORMATION NONPUBLIC? To whom has this
                        information been provided? Has the information been effectively communicated to the marketplace by, for example, being published in publications of general circulation? Do not assume that information that has been provided to you by personnel of the issuer or other insiders has been publicly disseminated unless you know otherwise.

                      If, after consideration of the above, you believe that the information may be material and nonpublic, you should immediately take the following steps:

                      o Report the matter immediately to CMG Compliance
                        Department.

                      o Do not purchase or sell the securities on behalf of
                        yourself for others, including any client accounts.

                      o Do not communicate the information to anyone else. Make
                        sure that the information is secure, e.g., seal any files that contain the information.

                      o CMG Compliance Department will review the issue, and
                        provide instruction as to how to proceed.

                      If, after consideration of the items set forth above, you have any doubt as to:

                      o whether the information is material or nonpublic,

                      o if there is any unresolved question as to the
                        applicability or interpretation of the foregoing procedures, or

                      o the propriety of any action,

                      you must discuss it with the CMG Compliance Department before trading or communicating the information to anyone.

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                                      18

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03


                                            APPENDIX E
                                     Pre-clearance Procedures

                         These pre-clearance procedures do not apply to the
                                       employees of LAMCO.

                      ALL ACCESS PERSONS (except persons who are ACCESS PERSONS solely as directors/trustees of a CMG FAMILY FUND) must pre-clear and receive approval from the Compliance Department prior to executing a transaction in a COVERED SECURITY (including both publicly traded and private placement securities).

                      Once granted, pre-clearance approval is valid ONLY one business day, until the close of Trading of that business day (4:00 PM EST) (or, in the case of a private placement purchase; the closing of the private placement transaction).

                      An order that is not executed within that time must be re-submitted for pre-clearance approval.

                      1. Most ACCESS PERSONS can request pre-clearance approval by using the Electronic Pre-clearance Form through Outlook. (if you do not use Outlook or are not able to access the Form as instructed, please follow the alternative procedure below).

                      In Outlook, Select Tools on the top tool bar, then Forms, and Choose forms.

--------------------  Select Pre-clearance Form and click
Note:                 Open or double click on Form name.
                      Complete the form as requested. See
In the Preclearance   picture on the right.
Approval Request
Form, most fields     Click on the Send button.                [Graphic Omitted]
are required,
(unless otherwise     The Compliance Department will process
noted) and must be    the request and you will be notified
completed. You will   whether your request has been approved
not be able to send   or denied via your inbox in Outlook.
the request if all    You may place the trade with your
fields are not        broker only after and if you receive
completed.            an approval.
--------------------
                      2. Alternate Procedures (If you cannot access the electronic Pre-clearance Form - This also applies if you are trying to obtain pre-clearance while away from the office.)

                      Note:
                      The Electronic form will not be available for the Regional Investment Advisors for the time being, please use the alternate procedures.

                      Please contact one of the following: (We strongly encourage that you use Email as possible (if in the office, it will be required) as it ensures proper routing and timely response.)

                      Compliance department Email Address:
                      1FNC-Compliance@columbiamanagement.com

                      Code of Ethics Administrators:       Code Officer:
                      Javier Fernandez  - 617-772-3014     Jean Bradley -
                      Francis O'Connor  - 617-772-3605       617-772-3413

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                                      19

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                      Provide the following information, required in order to successfully complete the pre-clearance:

                      o Name, account number, name on the account, security name, ticker, cusip (if known), transaction type, and quantity. Please indicate if the transaction is at a loss if it is relevant to the approval.


                      Important Notes:

                      o In submitting a proposed transaction for pre-clearance approval, the Access Person must certify that the proposed transaction complies with the requirements of this Code. Because compliance with this Code may depend on subsequent investment activities for clients, pre-clearance approval of a transaction by Compliance does not necessarily mean the transaction complies with this Code.

                      o An Access Person may only trade through Securities accounts that he/she has previously reported to the Code Officer and for which the Code Officer receives duplicate confirmations and statements. Once an Access Person has been notified that a trade has been approved, it is that individual's responsibility to release the trade to the broker.


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                                      20

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                                              APPENDIX F
                               Exceptions to the Short-term trading ban.

                      Exceptions to the short-term trading ban may be requested in advance to the Code Officer, and will generally only be granted in the case of hardship, where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban.

                      Circumstances that could provide the basis for an exception under this paragraph may include for example, among other things:
                      o an involuntary transaction that is the result of
                        unforeseen corporate activity
                      o the disclosure of a previously nonpublic, material
                        corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long term investment
                      o or, the INVESTMENT PERSON'S economic circumstances
                        materially change in such a manner that enforcement of the short-term trading ban would cause an extreme hardship on the INVESTMENT PERSON.

                        NOTE 1: The 60-day restriction does not apply to the exercise of options to purchase shares of Liberty Financial Companies Inc. and the immediate sale of the same or identical shares, including so-called "cashless exercise" transactions.

                        NOTE 2: The 60-day restriction does not apply to involuntary transactions in securities (such as a sale triggered by a margin call or the exercise of a call option), including any sale out of a brokerage account resulting from a bona fide margin call as long as collateral was not withdrawn from such account within 10 days prior to the call;

                        NOTE 3: The 60-day restriction applies on a "last in, first out basis"; an INVESTMENT PERSON (or FAMILY/HOUSEHOLD MEMBER) may not buy and sell, or sell and buy, the same security within 60 days even though the specific shares may have been held longer than 60 days.

                        NOTE 4: Purchase and sale transactions in the same security within 60 days that result in a loss to the INVESTMENT PERSON (or FAMILY/HOUSEHOLD MEMBER) are not restricted.

                        NOTE 5: The short-term trading ban restriction DOES NOT APPLY to securities of an issuer that has a market capitalization of $10 billion or more at the time of the transactions; however, an INVESTMENT PERSON must pre-clear these trades as with any other personal trade


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                                      21

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03

                                            APPENDIX G
                                       List of Approved Indices
                                  (to be reviewed at least annually)

                                              S&P 500
                                          S&P Midcap 400
                                              S&P 100
                                             Dow Jones




                      Please note that all Exchange Traded Funds (ETFs) are
                      not subject to the black-out period or the short term
                          profit bans. Please contact the CMG Compliance
                            Department for a complete listing of ETFs.

                        NOTE: ETFs must be reported, but do not need to be
                                           precleared.


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                                      22

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03













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                                      23

                                                        C O D E o f E T H I C S
                                                                    Rev. 8/1/03
                                   APPENDIX H
                                Ethics Committee
                               Sanctions Schedule
                      for failure to comply with the Code

The Ethics Committee will meet quarterly or as needed to review employee Code of Ethics violations identified by CMG Compliance. The responsibility of the Committee will be to conduct informational hearings, assess mitigating factors, and uniformly impose sanctions consistent with the Code's sanction Guidelines. The Committee consists of Senior Management from Fleet Legal and the CMG business lines, Corporate and Investment Compliance, and Human Resources. The Committee will be the final arbitrators to determine appropriate sanctions

The sanctions as specified in the schedule do not preclude the imposition of more severe penalties depending on the circumstances surrounding the offense.

-------------------------------------------------------------------------------
Personal Trading Violation                Sanctions Guidelines
-------------------------------------------------------------------------------
No Broker Statements or            1ST OFFENSE: Written Warning
Confirms on File or evidence       2ND OFFENSE**: Written Reprimand and/or
that duplicate statements have     Monetary Penalty
been requested.                    3RD OR MORE OFFENSES: Monetary Penalty,
                                   Freeze Trading accounts for 30-90 days and/or
                                   Suspension / Termination.
-------------------------------------------------------------------------------
*Trading without receiving         1ST OFFENSE**: Written Warning
preclearance; Trading outside      2ND OFFENSE: Written Reprimand and/or
the 1 day window.                  Monetary Penalty
                                   3RD OR MORE OFFENSES: Monetary Penalty,
                                   Freeze Trading accounts for 30-90 days and/or
                                   Suspension / Termination.
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*Trading after being denied        1ST OFFENSE**: Written Reprimand and/or
approval.                          Monetary Penalty
                                   2ND OR MORE OFFENSES: Monetary Penalty,
                                   Freeze Trading accounts for 30-90 days and/or
                                   Suspension / Termination.
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Failure to file a Quarterly        1ST OFFENSE: Written Warning
Securities Transaction Report      2ND OFFENSE**: Written Reprimand and/or
within the 10 day required         Monetary Penalty
window.                            3RD OR MORE OFFENSES: Monetary Penalty,
                                   Freeze Trading accounts for 30-90 days and/or
                                   Suspension / Termination.
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Failure to File an Annual Code     1ST OFFENSE: Written Warning
Acknowledgment and                 2ND OFFENSE**: Written Reprimand and/or
Certification form within the      Monetary Penalty
30 day required window             3RD OR MORE OFFENSES: Monetary Penalty,
                                   Freeze Trading accounts for 30-90 days and/or
                                   Suspension / Termination.
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*Purchasing an Initial Public      1ST OR MORE OFFENSES**: Monetary Penalty,
Offering (IPO)                     Freeze Trading accounts for 30-90 days and/or
                                   Suspension / Termination.
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                                   Applies only to Investment Personnel as
                                   defined in the Code
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*Front running Mutual              1ST OFFENSE**: Written Reprimand and/or
Funds/Trading within the 5 day     Monetary Penalty
blackout period                    2ND OR MORE OFFENSES: Monetary Penalty,
                                   Freeze Trading accounts for 30-90 days and/or
                                   Suspension / Termination.
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*Short Term profit taking          1ST OFFENSE**: Written Reprimand and/or
                                   Monetary Penalty
                                   2ND OR MORE OFFENSES: Monetary Penalty,
                                   Freeze Trading accounts for 30-90 days and/or
                                   Suspension / Termination
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* Includes Disgorgement of Trading   ** Level that requires review by the Ethics
                                        Committee

The following schedule details the monetary penalties that may be applied for each offense.
               Access Persons and Administrative Investment     - $100-$500
               Investment Persons                               - $500-$1,000
               Senior Investment Persons                        - $1,000-$2,500
               Managing Directors                               - $2,500-$5,000
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